UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of issuer as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-0359306 (I.R.S. Employer Identification No.)

1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1
Tel: (604) 683-8582
(Address of Principal Executive Offices and Zip Code)

2008 FIXED SHARE OPTION PLAN
(Full Title of Plan)

Kenneth Barker
Chief Executive Officer
1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1
(Name and address of agent for service)

Tel: (604) 683-8582
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Shares	6,058,766 Shares	$0.86 Per Share	$5,210,538.70	$204.77

(1)   This registration statement covers shares of our common stock, without par value, issuable pursuant to stock options under our 2008 Fixed Share Option Plan.

(2)   This registration statement shall also cover an indeterminable number of additional shares which may become issuable under the 2008 Fixed Share Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares.

(3)   The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $0.76 per common share with respect to outstanding options under our 2008 Fixed Share Option Plan to purchase 4,426,000 common shares, and (ii) the average of the bid and asked price of our common stock on October 2, 2008, being $1.14 per common share, with respect to the balance of the 1,632,766 common shares that have been reserved for issuance pursuant to options that may be granted under our 2008 Fixed Share Option Plan.

(4)   The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus ("prospectus" or "Registration Statement"), constitute a prospectus that meets the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.             Plan Information.

This Registration Statement on Form S-8 relates to a maximum of 6,058,766 shares of common stock, without par value, issuable directly by Naturally Advanced Technologies Inc. ("we" or the "company") under the 2008 Fixed Share Option Plan or pursuant to the exercise of options that may be granted under the 2008 Fixed Share Option Plan. As set forth in the 2008 Fixed Share Option Plan, any option granted pursuant to a stock option plan previously adopted by the Company that is outstanding at the time of the adoption of the 2008 Fixed Share Option Plan came into effect (that is, as of September 24, 2008) shall be deemed to have been issued under the 2008 Fixed Share Option Plan and shall be governed by the terms thereof.

We will provide each participant in our 2008 Fixed Share Option Plan (each, a "Participant") with documents that contain information related to our 2008 Fixed Share Option Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Participant who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.             Registrant Information and Employee Plan Annual Information.*

We will provide to each Participant a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

*          Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

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REOFFER PROSPECTUS

The date of this prospectus is October 8, 2008

NATURALLY ADVANCED TECHNOLOGIES INC.
1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1

6,058,766 SHARES OF COMMON STOCK

This reoffer prospectus relates to 6,058,766 shares of our common stock, without par value, that may be offered and resold from time to time by certain eligible participants (each, a "Participant") in our "2008 Fixed Share Option Plan" for their own account. Eligible Participants in our 2008 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")).

It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the TSX Venture Exchange or such other securities exchange or securities market (if any) that our common stock may then be traded. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to options granted under our 2008 Fixed Share Option Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is listed on the TSX Venture Exchange under the symbol "NAT-V" and is quoted on the OTC Bulletin Board of the Financial Regulatory Authority ("FINRA") under the symbol "NADVF.BB". On October 7, 2008, the last reported price of our common stock on the OTC Bulletin Board was $1.02 per share and on the TSX Venture Exchange was CDN$1.20 per share ($1.09 per share based on the noon buy rate in New York on October 7, 2008 of US$1.00: CDN$1.1055, as certified by the New York Federal Reserve Bank).

Investing in our common stock involves risks. See "risk factors" starting on page P-4 of this reoffer prospectus. These are speculative securities.

Because we do not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of the company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

All references in this prospectus to "the Company," "we," "us," "our" or "our company" refer to Naturally Advanced Technologies Inc. and our consolidated subsidiaries. All dollar amounts refer to United States dollars unless otherwise indicated.

This reoffer prospectus relates to 6,058,766 shares of our common stock, without par value, that may be offered and resold from time to time by certain eligible Participants in our 2008 Fixed Share Option Plan for their own account. Eligible Participants in our 2008 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

Our Business

We are committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. As of the date of this prospectus, we have two business operations, as follows: (i) the development and execution of our CRAILAR® Technology, which is an enzymatic bast fiber process to produce yarns that tackle the problems inherent in natural and synthetic fabrics; and (ii) our HTnaturals apparel business aimed at corporate and retail customers.

Through CRAILAR®, we are developing proprietary technology (the "CRAILAR® Technology") for production of bast fibers, cellulose pulp, and their resulting byproducts in collaboration with Canada's National Research Council (the "NRC") and the Alberta Research Council (the "ARC"). The NRC is a Government of Canada research and development organization that supports the growth of Canadian industry through collaboration with domestic and foreign universities, companies and public and private sector organization in the areas of health, climate change, the environment and clean energy. The ARC is a provincial research organization with a bioproducts division established to provide contract research and development services in applied plant biotechnology and genomics for the development of commercially viable alternatives to petroleum-based products.

During 2004, we entered into collaboration with the NRC to commercialize our CRAILAR® Technology for extracting and cleaning hemp fiber and converting it into a proprietary fiber called "CRAILAR". We believe that our CRAILAR® Technology offers cost-effective and environmentally sustainable processing and production of bast fibers such as hemp and flax, resulting in advanced performance characteristics for use in textiles, industrial, energy, medical and composite materials industries. We are currently evaluating partnering opportunities for multiple product development and commercialization of our proprietary CRAILAR® Technology platform.

We are also a provider of sustainable, environmentally friendly fibers and fabrics through HTnaturals, specializing in the marketing and sale of a line of natural and sustainable fiber clothing, active wear and fabric under our "HTnaturals" brand, including T-shirts, sweatshirts and golf shirts to wholesalers for imprinting, to retail stores as well as directly to consumers.

Originally formed in response to the growing demand for environmentally friendly, socially responsible clothing, we adhere to a "triple bottom line" philosophy: (i) respecting the human rights of employees; (ii) respecting the environmental impact of our operations; and (iii) recognizing our fiscal responsibility to our shareholders.

We have augmented our natural textile focus to include other sustainable fiber textiles such as bamboo, soy, recycled polyester and organic cotton. This not only strengthens our position as natural fiber experts but increases our product mix without diverging to fashion/style trends. Hemp blend apparel continues to make up a large portion of our sales but we believe new alternative fibers will allow us to increase market share and attract new customers who are looking for alternative fabrics with unique characteristics. Management believes that consumer awareness, acceptance and demand for natural products are continuing to grow.

We have obtained trademark protection for the name "CRAILAR" within Canada and the United States as well as relevant worldwide markets. We also own the web sites WWW.HEMPTOWN.COM, WWW.HEMPTOWNCLOTHING.CA, .WWW.CRAILAR.COM, and WWW.HTNATURALS.COM.

Corporate Structure And Subsidiaries

We were incorporated under the laws of British Columbia, Canada, on October 6, 1998, under the name "Hemptown Clothing Inc.". Our current corporate structure is a single public company, incorporated under the Business Corporations Act (British Columbia). On February 22, 2006, our Board of Directors authorized and approved the change in our corporate name to "Naturally Advanced Technologies, Inc." and the subsequent filing of the Amendment with the Registrar of Companies for the Province of British Columbia.

This name change to Naturally Advanced Technologies, Inc. became effected March 23, 2006, and our trading symbol for our shares of common stock trading on the OTC Bulletin Board has been changed to "NADVF:BB".

0697072 B.C. Ltd.

Our wholly-owned subsidiary, 0697072 B.C. Ltd., was incorporated under the laws of the Province of British Columbia on June 18, 2004, and currently holds title to real property located in Craik, Saskatchewan.

Hemptown USA, Inc.

Our wholly-owned subsidiary, Hemptown USA, Inc., was incorporated under the laws of the State of Nevada on November 22, 2004, for factoring purposes so that business dealings can be accomplished daily without currency valuations and fluctuations.

Crailar Fiber Technologies, Inc.

Crailar Fiber Technologies Inc. ("CRAILAR®") was incorporated on April 5, 2005. It was incorporated for the purpose of developing Bast Fiber Technology.

In accordance with the terms and conditions of a share exchange agreement dated August 21, 2006 (the "Share Exchange Agreement"), pursuant to which certain shareholders of CRAILAR® (the "CRAILAR® Shareholders") owned 25% of the issued and outstanding shares of CRAILAR®, we agreed to exchange and acquire the CRAILAR® Shares from the CRAILAR® Shareholders in consideration for 5,200,000 shares of our restricted common stock and 5,200,000 non-transferable common stock share purchase warrants to acquire an equivalent number of shares of our common stock. Each such Warrant entitled the CRAILAR® Shareholder to acquire a further share of our common stock until the close of business on March 15, 2007 (the end of the "Warrant Exercise Period") at an exercise price of U.S. $0.50 per share until September 15, 2006, and at an exercise price of U.S. $1.00 per Warrant from September 16, 2006, until the end of the Warrant Exercise Period. As of the date of this prospectus, these Warrants have expired.

Therefore, as a result of consummation of the Share Exchange Agreement and as of the date of this prospectus, we are the owner of 100% of the total issued and outstanding share capital of CRAILAR®.

HTnaturals Apparel Corp.

Our wholly-owned subsidiary, HTnaturals Apparel Corp. ("HTnaturals") was incorporated on December 7, 2007, under the laws of the Province of British Columbia. HTnaturals was formed for the purpose of carrying out the natural and sustainable apparel portion of our business starting in 2008. Prior to incorporation, HTnaturals operated as one of our divisions.

Our executive offices are located at 1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1, and our telephone number is (604) 683-8582.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of facing. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Associated With Our Business

We have a history of operating losses and there can be no assurance we will be profitable in the future; need to raise capital to continue our growth.

We have a history of operating losses, expect to continue to incur losses, may never be profitable, and must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totaling approximately $1,937,171 and $1,374,899, respectively, for fiscal years ended December 31, 2007 and 2006. As of December 31, 2006, we had an accumulated deficit of $6,087,101. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that we encounter greater costs associated with general and administrative expenses or offering costs.

We may need to raise capital to continue our growth.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve profitable operational levels will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favourable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of our hemp products. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our success depends on the ability of our fabric producers with whom we have business arrangements to provide raw materials on a consistent basis.

We depend on a small number of overseas fabric producers to provide the raw material from which we make our products. Failure to maintain continuous access to this raw material would have a materially adverse affect our business, including possibly requiring us to significantly curtail or cease our operations. Fabric producers may experience equipment failures and service interruptions, of which we have no control, which could adversely affect customer confidence, our business operations and our reputation. Moreover, we may have to compete with other companies for the production capacity of our fabric producers. Because we are a small enterprise and many of these companies with whom we may compete for production capacity may have greater financial and other resources than we have, they may have an advantage in the competition for production capacity. If we experience a significant increase in demand, we may have to expand our third party fabric producers. We cannot be assured that additional fabric producers will be available to us, or that if available they will be available on terms that are acceptable to us. If we cannot produce a sufficient quantity of our products to meet demand or delivery schedules, our customers might reduce demand, reduce the purchase price they are willing to pay for our products or replace our product with the product of a competitor, any of which could have a material adverse effect on our financial condition and operations.

We rely on vendors and independent distributors who are not under our control.

We have relied on and will continue to rely on vendors and independent distributors that are not employees of ours to distribute market and sell our products. While we believe that vendors and distributors will continue to provide their services, there can be no assurance that the vendors and distributors will be available in the future, and if available, will be available on terms deemed acceptable to us. Any such delay or increased costs could have a materially adverse effect on our business.

We may face cash flow shortages due to the beneficial credit terms we make available to our customers.

Due to the shorter credit terms made available to us from the raw material providers from whom we buy product, as compared to the credit terms made available by us to our customers, we, from time-to-time, require infusions of cash in order to maintain our preferential buying/purchasing terms with our suppliers. Such cash flow needs are also affected by the timing of large purchases by us, which we make from time-to-time to take advantage of favourable pricing opportunities. To date, we have satisfied these cash requirements by private sales of our equity securities and retention of profits and through a factoring arrangement with Spectrum Financial. We have also arranged a credit facility with a current director to facilitate our production. We continue to seek financing to provide us with liquidity to meet our future needs. There is no assurance that we will be able to obtain such financing on commercially reasonable terms, or otherwise, or that we will be able to otherwise satisfy our short-term cash flow needs from other sources in the future.

Our growth could harm our future business results.

We expect to experience significant and rapid growth. If we are unable to hire staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources. As we proceed with the design production, marketing and sale of our existing and anticipated products, we hope to experience significant and rapid growth of our business.

We may need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse affect on our business and financial condition.

Our business could suffer from the financial instability of our customers.

We are a developmental company and relatively poorly financed. We sell our products primarily to distribution and retail companies in the United States and Canada on factored 30 to 45 day payment terms. If a large unfactored purchaser of our goods failed to pay, we would be put in a difficult financial position from which we may not be able to recover. Financial difficulties with any customer could result in serious losses for our company.

Our success is dependent upon the acceptance of our products and our business.

Our success depends upon our achieving significant market acceptance of our companies and hemp and eco products. We cannot guarantee that retail outlets or consumers will stock or purchase our products. Acceptance of our products will depend on the success of our advertising, promotional and marketing efforts and our ability to provide the products to retail outlets and consumers. To date, we have not spent significant funds on marketing and promotional efforts, although in order to increase awareness of our hemp and other eco products we expect to spend a significant amount on promotion, marketing and advertising in the future. If these expenses fail to develop an awareness of our products, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our products increases, we may not be able to produce enough of our product to meet retail demand.

We may be unable to retain key employees or management personnel.

The loss of Messrs. Jason Finnis, Kenneth Barker, Guy Prevost or any of our key management personnel would have an adverse impact on our future development and could impair our ability to succeed. Our performance is substantially dependent upon the expertise of our Chief Operating Officer, Mr. Jason Finnis, and our Chief Executive Officer, Mr. Kenneth Barker, and other key management personnel and our ability to continue to hire and retain such personnel. Messrs. Finnis, Barker and Prevost spend substantially all, or most, of their working time with us and our subsidiaries. It may be difficult to find sufficiently qualified individuals to replace Mr. Finnis, Mr. Barker, Mr. Prevost or other key management personnel if we were to lose any one or more of them. The loss of Mr. Finnis, Mr. Barker or Mr. Prevost, or any of our other key management personnel could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our directors or senior executive officers.

Our officers and directors may be subject to conflicts of interest.

Certain of our officers and directors may be subject to conflicts of interest. Certain of our directors devote part of their working time to other business endeavors, including consulting relationships with other entities, and have responsibilities to other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, certain of our directors may be subject to conflicts of interest. Currently, we have no policy in place to address such conflicts of interest. However, such directors have acknowledged their fiduciary duty to perform their duties in our best interest and those of our shareholders.

Many of our competitors are larger and have greater financial and other resources than we do.

The garment industry, in general, is intensely competitive and fragmented. In particular, the T-shirt segment of the garment industry is intensely competitive. Our eco active wear products compete with cotton and synthetic based products. Cotton and synthetic based products are currently marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than us. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, to enter into new markets rapidly and to introduce new products.

Competitors with greater financial resources also may be able to enter the sustainable apparel market in direct competition with us, offering attractive incentive packages to retailers to encourage them to carry products that compete with our products, or present cost features which consumers may find attractive.

Government regulation and trade restrictions could have an adverse effect on our business.

Trade restrictions may be created that may have an adverse affect on our ability to ship our products internationally. Governments or special interest groups may attempt to protect existing cotton industries through the use of duties, tariffs or public relations campaigns. These efforts may adversely affect our ability to ship our products in a cost effective manner.

Moreover, any negative changes to international treaties and regulations such as NAFTA and to the effects of international trade agreements and embargoes imposed by such entities such as the World Trade Organization which could result in a rise in trade quotas, duties, taxes and similar impositions or which could limit the countries from whom we can purchase our fabric or other component materials, or which could limit the countries where we might market and sell our products, could have an adverse effect on our business.

If our competitors misappropriate unpatented proprietary known-how and our trade secrets, it may have a material adverse affect on our business.

The loss of or inability to enforce our trademark "HTnaturals" and other proprietary know-how, including our CRAILAR® process, and trade secrets could adversely affect our business. We depend heavily on trade secrets and the design expertise of our employees. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar hemp products independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and design expertise may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

Currency fluctuations may cause translation gains and losses.

A significant portion of our expenses are incurred in Canadian dollars. As a result, appreciation in the value of these currencies relative to the United States dollar could adversely affect our operating results. Foreign currency translation gains and losses arising from normal business operations are credited to or charged against other income for the period incurred.

Fluctuations in the value of Canadian dollars relative to United States dollars may cause currency translation gains and losses.

Risks Related To Our Common Stock

The trading price of our common stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may difficulty reselling their shares.

In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) changes in the demand for our products; (ii) disappointing results from our marketing and sales efforts; (iii) failure to meet our revenue or profit goals or operating budget; (iv) decline in demand for our common stock; (v) downward revisions in securities analysts' estimates or changes in general market conditions; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our business prospects; and (viii) general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

We are not authorized to issue shares of preferred stock. However, there are provisions of British Columbia law that permit a company's board of directors, without shareholder approval, to issue shares of preferred stock with rights superior to the rights of the holders of shares of common stock. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holders of shares of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, the issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

Our common stock is classified as a "penny stock" under sec rules which the market for our common stock.

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock." Our stock has not traded above $5 per share. SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

We are a Canadian company and a majority of our directors and officers are nationals and/or residents of Canada.

We are a company incorporated under the laws of the Province of British Columbia, Canada and a majority of our directors and officers reside in Canada. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers. All or a substantial portion of such persons' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors." These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to 6,058,766 shares of our common stock, without par value, that may be offered and resold from time to time by certain eligible Participants in our 2008 Fixed Share Option Plan for their own account. Eligible Participants in our 2008 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. All of the 6,058,766 common shares which may be offered pursuant to this reoffer prospectus underlie options that may be granted under our 2008 Fixed Share Option Plan. We will receive proceeds from the exercise of any stock options that may be granted under the 2008 Fixed Share Option Plan. The exercise or purchase price per share, if any, of each option may not be less than the "Discounted Market Price" of our company's common stock on the date of the grant. The "Discounted Market Price" as defined in Section 1 of the TSX Venture Exchange Corporate Finance Manual, means the market price less a discount, which shall not exceed the amount set forth below, subject to a minimum price of $0.0.05 for share issuances and a minimum exercise price of $0.10 for warrants and incentive stock options:

Closing Price	Discount
up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling stockholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

Our 2008 Fixed Share Option Plan provides that we may grant options exercisable up to an aggregate of 6,058,766 shares under such plan, and 6,058,766 shares of common stock have been reserved for issuance under all options that may be granted under our 2008 Fixed Share Option Plan or that have be been granted and are outstanding under the Company's Previous Stock Option Plans (as such term is defined under the heading "Plan of Distribution" below). We have replaced each of our Previous Stock Option Plans and substituted therefore our 2008 Fixed Share Option Plan and, in conjunction therewith, we have adopted all options granted and outstanding under the Previous Stock Options Plans under the 2008 Fixed Share Option Plan. The S-8 registration statement of which this prospectus forms a part has been filed with the SEC to register 6,058,766 shares, as a result of which all 6,058,766 common shares underlying the 6,058,766 stock options authorized under the 2008 Fixed Share Option Plan have been registered.

Eligible "Participants" who are entitled to participate in the 2008 Fixed Share Option Plan consist of directors, officers, employees, individuals employed by an entity providing management services to us and consultants, in each case as more fully described in our 2008 Fixed Share Option Plan.

The selling stockholders named in this prospectus in the table below are "affiliates" of our company (as defined in Rule 405 under the Securities Act). Such selling stockholders are offering an aggregate of 3,832,500 shares offered through this prospectus, all of which consist of shares underlying stock options that we have granted to the selling stockholders pursuant to our 2008 Fixed Share Option Plan (including options granted under Previous Stock Option Plans which are now covered by, and governed by, the 2008 Fixed Share Option Plan).

If, subsequent to the date of this reoffer prospectus, we grant any further options under the 2008 Fixed Share Option Plan to any eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

    the number of common shares owned by each selling stockholder prior to this offering;

    the total number of common shares that are to be offered by each selling stockholder;

    the total number of common shares that will be owned by each selling stockholder upon completion of the offering;

    the percentage owned by each selling stockholder; and

    the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling stockholders as these options are exercisable within 60 days of the date hereof.

The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling stockholders pursuant to the exercise of stock options granted to the selling stockholders pursuant to our 2008 Fixed Share Option Plan (including options granted under Previous Stock Option Plans which are now covered by, and governed by, the 2008 Fixed Share Option Plan). Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all the common shares or rights to the common shares attributed to such selling stockholder.

Because the selling stockholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

	Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering(1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Robert Edmunds	1,942,030(2)	6.4%	72,500	1,869,530	6.1%
Jason Finnis and Larisa Harrison	2,894,550(3)	9.3%	810,000	2,084,550	6.7%
Kenneth Barker	4,428,574(4)	13.2%	2,200,000	2,228,574	6.6%
Peter Moore	2,075,000(5)	6.8%	75,000	2,000,000	6.6%
Miljenko Horvat	2,135,000(6)	6.8%	85,000	2,050,000	6.6%
Guy Prevost	612,063(7)	2.0%	590,000	22,063	0.1%
Totals:	14,087,217(8)	39.1%	3,832,500	10,254,717	28.5%

(1)          Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 30,441,331 shares issued and outstanding. This registration statement covers shares of our common stock, without par value, issuable pursuant to stock options under our 2008 Fixed Share Option Plan .

(2)          This figure consists of: (i) 1,629,530 shares of common stock held of record by Robert Edmunds; (ii) 240,000 shares of common stock held of record by Lesley Hayes, the wife of Mr. Edmunds; (iii) 25,000 stock options held of record by Robert Edmunds exercisable into 25,000 shares of common stock at $0.80 per share expiring on August 8, 2010; (iv) 12,500 stock options held of record by Lesley Hayes exercisable into 12,500 shares of common stock at $0.80 per share expiring on August 8, 2010; (v) 25,000 stock options held of record by Robert Edmunds exercisable into 25,000 shares of common stock at $1.15 per share expiring on February 1, 2011; and (vi) 10,000 stock options held of record by Lesley Hayes exercisable into 10,000 shares of common stock at $1.15 per share expiring on February 1, 2011.

(3)          This figure consists of: (i) 2,084,550 shares of common stock held of record jointly by Jason Finnis and Larisa Harrison; (ii) 125,000 stock options held of record by Jason Finnis exercisable into 125,000 shares of common stock at $0.31 per share expiring on August 23, 2009; (iii) 125,000 stock options held of record by Larisa Harrison exercisable into 125,000 shares of common stock at $0.31 per share expiring on August 23, 2009; (iv) 150,000 stock options held of record by Jason Finnis exercisable into 150,000 shares of common stock at $0.80 per share expiring on August 8, 2010; (v) 150,000 stock options held of record by Larisa Harrison exercisable into 150,000 shares of common stock at $0.80 per share expiring on August 8, 2010; (vi) 10,000 stock options held of record by Larisa Harrison exercisable into 10,000 shares of common stock at $0.50 per share expiring on May 15, 2010; (vii) 125,000 stock options held of record by Jason Finnis exercisable into 125,000 shares of common stock at $1.15 per share expiring on February 1, 2011; and (vii) 125,000 stock options held of record by Larisa Harrison exercisable into 125,000 shares of common stock at $1.15 per share expiring on February 1, 2011.

(4)          This figure consists of: (i) 1,264,287 shares of common stock, of which 300,000 shares are held of record by Meriwether Investments LLC (of which Mr. Barker has a 50% equity ownership interest) and 964,287 shares are held of record by Meriwether Capital Partners LP (of which Mr. Barker has a 1/3 equity ownership interest in Meriwether Ventures, the general partnership which is the manager of Meriwether Capital Partners LP); (ii) 200,000 stock options held of record by Meriwether Investments LLC exercisable into 200,000 shares of common stock at $0.50 per share expiring on August 23, 2009; (iii) 500,000 stock options held of record by Meriwether Investments LLC exercisable into 500,000 shares of common stock at $0.31 per share expiring on August 15, 2009; (iv) 285,715 warrants held of record by Meriwether Capital Partners LP exercisable into 285,715 shares of common stock at $0.75 per share expiring on February 9, 2009; (v) 428,572 warrants held of record by Meriwether Capital Partners LP exercisable into 428,572 shares of common stock at $0.75 per share expiring on February 9, 2009; (vi) 250,000 warrants held of record by Meriwether Capital Partners LP exercisable into 250,000 shares of common stock at $0.70 per share expiring on May 3, 2009; (vii) 1,000,000 stock options held of record by Meriwether Investments LLC exercisable into 1,000,000 shares of common stock at $0.75 per share expiring on August 24, 2010; and (viii) 500,000 stock options held of record by the Meriwether Investments LLC exercisable into 500,000 shares of common stock at $1.45 per share expiring on September 19, 2011.

(5)          This figure consists of: (i) 2,000,000 shares of common stock; (ii) 25,000 stock options exercisable into 25,000 shares of common stock at $0.31 per share expiring on August 23, 2009; (iii) 25,000 stock options exercisable into 25,000 shares of common stock at $0.80 per share expiring on August 8, 2010; and (iv) 25,000 stock options exercisable into 25,000 shares of common stock at $1.15 per share expiring on February 1, 2011.

(6)          This figure consists of: (i) 1,300,000 shares of common stock; (ii) 25,000 stock options exercisable into 25,000 shares of common stock at $0.31 per share expiring on August 15, 2009; (iii) 10,000 stock options exercisable into 10,000 shares of common stock at $0.50 per share expiring on May 15, 2010; (iv) 250,000 warrants exercisable into 250,000 shares of common stock at $1.00 per share expiring on July 4, 2008; (v) 500,000 warrants exercisable into 500,000 shares of common stock at $0.70 per share expiring on May 31, 2009; (vi) 25,000 stock options exercisable into 25,000 shares of common stock at $0.80 per share expiring on August 8, 2010; and (vii) 25,000 stock options exercisable into 25,000 shares of common stock at $1.15 per share expiring on February 1, 2011.

(7)          This figure consists of: (i) 22,063 shares of common stock held of record; (ii) 115,000 stock options exercisable into 115,000 shares of common stock at $0.31 per share expiring on August 23, 2009; (iii) 350,000 stock options exercisable into 350,000 shares of common stock at $0.50 per share expiring on May 15, 2010; and (iv) 125,000 stock options exercisable into 125,000 shares of common stock at $1.15 per share expiring on February 1, 2011.

(8)          This figure consists of: (i) 8,540,430 shares of common stock; (ii) 3,832,500 stock options exercisable into 3,832,500 shares of common stock; and (iii) 1,714,287 warrants exercisable into 1,714,287 shares of common stock.

Because our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

2008 Fixed Share Option Plan

Effective September 24, 2008, our Board of Directors authorized and approved the adoption of our 2008 Fixed Share Option Plan as of such date, under which an aggregate of 6,058,766 of our shares, representing 20% of the issued and outstanding common share capital of the Company as of September 24, 2008, may be issued. As described below, all options issued under our Previous Option Plans (as defined below) are covered by our 2008 Fixed Share Option Plan.

Pursuant to certain consent resolutions of our Board of Directors dated for reference effective on each of July 9, 2004, May 10, 2005 and September 4, 2006, respectively, our Board of Directors had thereby adopted each of a certain "2004 Stock Option Plan", a then "Amended 2004 Stock Option Plan" and, finally, a then "2006 Stock Option Plan" (collectively, the "Previous Stock Option Plans") for the Company and, in conjunction therewith, and in accordance with the form of stock-based compensation agreements utilized with the Previous Stock Option Plans, an aggregate of 3,826,000 common shares of the common stock of the Company had been allotted, reserved for issuance, authorized to be issued and, when fully paid for and non-assessable, issuable to certain eligible participants under certain stock options (collectively, the "Previous Options") in and to the Company which have been granted and as of September 24, 2008 were outstanding under our Previous Stock Option Plans.

In accordance with the recent application for and listing of the Company's common shares on the TSX Venture Exchange (the "Exchange") and the various policies of the Exchange now applicable to the Company resulting therefrom, our Board of Directors has determined, in accordance with the policies of and subject to the prior approval of the Exchange, to replace, in their entirety, each of our Previous Stock Option Plans and to substitute therefore and adopt our new "2008 Fixed Share Option Plan" for the Company and, in conjunction therewith, to adopt all Previous Options of the Company under the 2008 Fixed Share Option Plan consequent upon the adoption of the same. As indicated above, our Board of Directors adopted the 2008 Fixed Share Option Plan effective as of September 24, 2008.

The purpose of the 2008 Fixed Share Option Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2008 Fixed Share Option Plan is to be administered by our Board of Directors or a committee appointed by the Board of Directors, which shall determine, among other things, (i) the persons to be granted options under the 2008 Fixed Share Option Plan; (ii) the number of options to be granted; and (iii) the terms and conditions of the options granted. As indicated above, an aggregate of 6,058,766 of our shares may be issued pursuant to the grant of options under the 2008 Fixed Share Option Plan (which number includes those certain 3,826,000 shares issuable pursuant to Previous Options, which are deemed to have been granted under our 2008 Fixed Share Option Plan and are governed by the terms thereof, as well as an additional 600,000 shares issuable pursuant to options that have been granted under our 2008 Fixed Share Option Plan since its adoption).

An option may not be exercised after the termination date of the option and may be exercised following the termination of an eligible Participant's continuous service only to the extent provided by the terms of the 2008 Fixed Share Option Plan.

The foregoing summary of the 2008 Fixed Share Option Plan is not complete and is qualified in its entirety by reference to the 2008 Fixed Share Option Plan, a copy of which has been filed with the SEC.

Timing of Sales

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

    the market price prevailing at the time of sale;

    a price related to such prevailing market price; or

    such other price as the selling stockholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

    a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    ordinary brokerage transactions in which the broker solicits purchasers;

    through options, swaps or derivatives;

    privately negotiated transactions; or

    in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

    may not engage in any stabilization activities in connection with our common stock;

    may not cover short sales by purchasing shares while the distribution is taking place; and

    may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses include, but are not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon for us by Lang Michener LLP of Vancouver, British Columbia, Canada.

Our financial statements (i) at December 31, 2007, incorporated by reference from our Form 10-KSB (Amendment No.3) filed with the SEC on September 9, 2008, and (ii) at December 31, 2006, incorporated by reference from our Form 10-KSB filed with the SEC on April 2, 2007, have in each case been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, an independent registered public accounting firm, as set forth in their reports thereto accompanying such financial statements, and are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2007 to the date of this prospectus, other than those changes that have been described in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 (filed with the SEC on May 15, 2008) and June 30, 2008 (filed with the SEC on August 14, 2008) and in our Current Reports on Form 8-K that we filed with the SEC on April 17, 2008, July 8, 2008 and September 9, 2008.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein be reference:

(a)         our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007;

(b)         our Annual Report on Form 10-KSB (Amendment No. 3) for the fiscal year ended December 31, 2007, as filed with the SEC on September 9, 2008;

(c)         our Current Report on Form 8-K, as filed with the SEC on April 17, 2008;

(d)         our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2008, as filed with the SEC on May 15, 2008;

(e)         our Current Report on Form 8-K, as filed with the SEC on July 8, 2008;

(f)         our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2008, as filed with the SEC on August 14, 2008;

(g)         our Current Report on Form 8-K, as filed with the SEC on September 8, 2008; and

(h)         the description of the Company's common stock which is contained in the Company's Form SB-2 Registration Statement (Amendment No. 5), filed with the SEC on August 12, 2003, and incorporated by reference into our registration statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act on August 15, 2003.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Kenneth Barker, our Chief Executive Officer, at the following address and phone number:

Kenneth Barker, Chief Executive Officer
1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1
Tel: (604) 683-8582

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the Public Reference Section, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Subject to the Business Corporations Act (British Columbia), our directors are indemnified against all eligible penalties, as set forth in our Articles.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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NATURALLY ADVANCED TECHNOLOGIES INC.

6,058,766 Shares of Common Stock to be Offered and Sold by Selling Stockholders

October 8, 2008

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REOFFER PROSPECTUS
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No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Naturally Advanced Technologies Inc. (the "Company"). This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.             Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated into this Registration Statement by reference:

(a)         our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 2, 2007;

(b)         our Annual Report on Form 10-KSB (Amendment No. 3) for the fiscal year ended December 31, 2007, as filed with the SEC on September 9, 2008;

(c)         our Current Report on Form 8-K, as filed with the SEC on April 17, 2008;

(d)         our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2008, as filed with the SEC on May 15, 2008;

(e)         our Current Report on Form 8-K, as filed with the SEC on July 8, 2008;

(f)         our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2008, as filed with the SEC on August 14, 2008;

(g)         our Current Report on Form 8-K, as filed with the SEC on September 8, 2008; and

(h)         the description of the Company's common stock which is contained in the Company's Form SB-2 Registration Statement (Amendment No. 5), filed with the SEC on August 12, 2003, and incorporated by reference into our registration statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act on August 15, 2003.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Kenneth Barker, our Chief Executive Officer, at the following address and phone number:

Kenneth Barker, Chief Executive Officer
1008 Homer Street, Suite 402, Vancouver, British Columbia, Canada V6B 2X1
Tel: (604) 683-8582

You may read and copy any reports, statements or other information we have filed at the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.             Description of Securities.

Not applicable.

Item 5.             Interests of Named Experts and Counsel.

Not applicable.

Item 6.            Indemnification of Directors and Officers.

Subject to the Business Corporations Act (British Columbia), our directors are indemnified against all eligible penalties, as set forth in our Articles.

A director is not liable under the Business Corporations Act if the director relies, in good faith, on (a) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (b) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (c) a statement of fact represented to the director by an officer of the company to be correct, or (d) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not (i) the record was forged, fraudulently made or inaccurate, or (ii) the information or representation was fraudulently made or inaccurate. A director is similarly not liable under the Business Corporations Act if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the Business Corporations Act.

Under the Business Corporations Act, a company may indemnify a current or former officer or director against any judgment, penalty or fine imposed in connection with, or amount paid in settlement of, any legal proceeding or investigative action in which such officer or director is a party by reason of such individual having been an officer or director. A corporation may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding and must pay all expenses reasonably incurred if the officer or director is, at least, substantially successful on the merits in the outcome of the proceeding. Among other circumstances, a corporation shall not indemnify a current or former officer or director if such individual did not act honestly and in good faith with a view to the best interests of the corporation or if the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a corporation cannot indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the corporation. The Supreme Court of British Columbia may on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.             Exemption from Registration Claimed.

Not applicable.

Item 8.             Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.
Exhibit Number	Description of Exhibit
4.1	2008 Fixed Share Option Plan
5.1	Legal Opinion of Lang Michener LLP
23.1	Consent of Lang Michener LLP(1)
23.2	Consent of Dale Matheson Carr-Hilton LaBonte, LLP, Chartered Accountants
24.1	Power of Attorney (Included in Signature Page)

(1)         Included in Exhibit 5.1

Item 9.             Undertakings.

The undersigned registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)         to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)         to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)         to include any material information with respect to the plan of distribution.

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 14(d) of the Exchange Act that are incorporated by reference into this registration statement.

2.         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Naturally Advanced Technologies Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on the 8th day of October, 2008.
NATURALLY ADVANCED TECHNOLOGIES INC. By: "Kenneth Barker" Kenneth Barker Chief Executive Officer and a director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth Barker, Chief Executive Officer and a director, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
"Kenneth Barker" Kenneth Barker	Chief Executive Officer and a director	October 8, 2008
"Jason Finnis" Jason Finnis	President, Chief Operating Officer and a director	October 8, 2008
"Larisa Harrison" Larisa Harrison	Chief Administration Officer, Secretary, Treasurer and a director	October 8, 2008
"Guy Prevost" Guy Prevost	Chief Financial Officer and a director	October 8, 2008
"Robert Edmunds" Robert Edmunds	Director	October 8, 2008
"Peter Moore" Peter Moore	Director	October 8, 2008
"Miljenko Horvat" Miljenko Horvat	Director	October 8, 2008

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